Joint Filer Information

Name of Joint Filer:               Hicks, Muse GP Partners IV, L.P.,

Address of Joint Filer:            c/o Hicks, Muse, Tate & Furst Incorporated
                                   200 Crescent Court, Suite 1600
                                   Dallas, Texas 75201

Designated Filer:                  HM4-EQ Coinvestors, L.P.

Date of Event Requiring Statement: July 24, 2013

Issuer Name and Ticker Symbol:     LIN TV Corp. (NYSE: TVL)

Signature:                         Hicks, Muse GP Partners IV, L.P.

                                   By:  Hicks, Muse Fund IV, LLC, its general
                                        partner

                                   By:  /s/ David W. Knickel
                                        ----------------------------------------
                                        David W. Knickel
                                        Vice President and Chief Financial
                                        Officer

Joint Filer Information

Name of Joint Filer:               Hicks, Muse Fund IV, LLC

Address of Joint Filer:            c/o Hicks, Muse, Tate & Furst Incorporated
                                   200 Crescent Court, Suite 1600
                                   Dallas, Texas 75201

Designated Filer:                  HM4-EQ Coinvestors, L.P.

Date of Event Requiring Statement: July 24, 2013

Issuer Name and Ticker Symbol:     LIN TV Corp. (NYSE: TVL)

Signature:                         HICKS, MUSE FUND IV, LLC

                                   By:  /s/ David W. Knickel
                                        ----------------------------------------
                                        David W. Knickel
                                        Vice President and Chief Financial
                                        Officer